PRICH
BIOTECH

CONFIDENCIAL Y PRIVILEGIADO

San Juan, 13 de noviembre de 2020

Sr. Edgard Montero

Project 1493, LLC.
793 San Patricio Avenue
Las Lomas
San Juan, PR 00921

GSRX Industries, Inc.
Building No. 3, P.R. 696, int. Jose Efron Ave.
Dorado, 00646

Chemesis International, Inc.
Suite 2200 - 885 West Georgia
Stteet Vancouver, BC V6C 3E8

Re: Opción de Compra

De mi mayor consideración,

Tengo el agrado de dirigirme a usted, en la oportunidad de manifestarle nuestra firme intención de formalizar la compra, traspaso y transferencia de las Licencias de Establecimientos Dispensarios de Cannabis Medicinal y activos, y la asignación de lo(s) contrato(s) de arrendamiento vigentes correspondiente a la(s) siguiente(s) localidad(es):

- Ave. Andalucía #511, San Juan, P.R. 00920
- Ave. César González #508, San Juan, P.R. 00918
- 65th Infantry Ave.Km. 11.0, Marginal 3, Lomas de Carolina, Carolina, P.R. 00987
- Bo. Quebrada de Fajardo, Carr. #3 Km. 44.9, Fajardo, P.R., 00648
- Paseo del Plata Shopping Center, 696 José Efron Ave, Dorado, P.R. 00646

Además de las referidas licencias y contratos de arrendamiento, nuestra oferta incluye todo el mobiliario y equipos instalados en los referidos inmuebles y todo aquello necesario para cumplir con los parámetros exigidos por la Junta Reglamentadora de Cannabis Medicinal (JRCM) para obtener una Licencia de Establecimiento de Dispensario de Cannabis Medicinal.

El referido traspaso, transferencia o asignación de los contratos de arrendamiento vigentes deben contar con el consentimiento expreso de los arrendadores correspondientes. El

traspaso, transferencia y venta de las Licencias de Dispensarios de Cannabis Medicinal debe obligatoriamente contar con la aprobación y autorización de las autoridades gubernamentales, incluyendo la aprobación por parte de la Junta Reglamentadora de Cannabis Medicinal para el Cambio de Dueño y su efectiva asignación a Puerto Rico Industrial Commercial Holdings Biotech, Corp. ("PRICH Biotech"). El referido traspaso, transferencia, venta y asignación deberá realizarse libre de toda carga, deuda o gravamen por cualquier concepto, excepto aquellas expresamente aceptadas formalmente por PRICH Biotech.

La intención de Project 1493, LLC, GSRX, Chemesis International, Inc. y PRICH Biotech se formaliza y perfecciona con la firma del presente acuerdo y con la radicación por ante la Junta Reglamentadora del Cannabis Medicinal de la solicitud CD-01 para el Cambio de Dueño de la totalidad de los intereses propietarios de las Licencias de Dispensario de Cannabis Medicinal y los bienes, activos, records y cualquier otro elemento esencial que forman parte de dicha operación.

El traspaso, transferencia o asignación de los contratos de arrendamiento se realizará por un instrumento de asignación separado que se notificará oportunamente a la Junta Reglamentadora del Cannabis Medicinal y demás autoridades gubernamentales con jurisdicción.

El traspaso, transferencia y venta de las Licencias de Dispensarios de Cannabis Medicinal, los bienes, activos, records y cualquier otro elemento esencial que forman parte de dicha operación se ejecutará a través de un contrato de transferencias de intereses propietarios y activos, luego de la aprobación de la Junta Reglamentadora del Cannabis Medicinal. El precio del traspaso, transferencia y venta de las Licencias de Dispensarios de Cannabis Medicinal, los bienes, activos, records y cualquier otro elemento esencial que forman parte de dicha operación es de tres millones novecientos mil dólares americanos ($3,900,000.00), y se divide de la siguiente manera: 1) un pago inicial de un millón quinientos mil dólares americanos ($1,500,000.00) a la firma y aprobación del respectivo Cambio de Dueño por la Junta Reglamentadora de Cannabis Medicinal, 2) el resto del pago se realizará en veinticuatro (24) cuotas de cien mil dólares americanos ($100,000.00) hasta el saldo. Este acuerdo es de carácter vinculante y su cumplimiento es obligatorio para Project 1493, GSRX y Chemesis International Inc., motivo por el cual no podrá rescindirse ni dejarse sin efecto, excepto con el consentimiento expreso y formal por parte de PRICH Biotech.

Esta oferta económica es contingente al proceso de "Due Diligence" que se deberá realizar dentro de los treinta (30) días siguientes a la firma del consentimiento de aceptación de los términos de esta oferta; cual incluirá la revisión de documentación pertinente y un inventario pormenorizado. Asimismo, de entender factible el negocio propuesto, esta oferta será debidamente acogida en un contrato a ser ejecutado por las partes.

Firmado y Aceptado por:

[redacted]

Juan Vicente Carrillo Paris
CEO
PRICH Biotech Corp.

[redacted]

Edgar Montero Gortarez
Project 1493, LLC.
GSRX Industries, Inc.
Chemesis Internactional, Inc.
Corporate Resolutions Nros. ______